ASSET PURCHASE AGREEMENT

by and among

SUPERFLY ADVERTISING, INC.

a Delaware corporation

AND

SUPERFLY ADVERTISING, INC.

an Indiana corporation

AS "SELLER"

AND

LENCO MOBILE, INC.

a Delaware corporation

AND

LENCO USA, INC.

a Nevada corporation

AS "PURCHASER"

FEBRUARY 28, 2009

TABLE OF CONTENTS

Page

Section 1.1.

Definitions.

Section 1.2.

Other Definitions.

ARTICLE II PURCHASE AND SALE

Section 2.1.

Agreement to Purchase and Sell.

Section 2.2.

Assets.

Section 2.3.

Excluded Assets.

Section 2.4.

Assumed Liabilities.

Section 2.5.

Excluded Liabilities.

ARTICLE III PURCHASE PRICE; ALLOCATIONS

Section 3.1.

Purchase Price.

Section 3.2.

Allocation of Purchase Price.

Section 3.3.

Allocation of Certain Items.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SUPERFLY AND SELLER

Section 4.1.

Organization.

Section 4.2.

Authorization; Enforceability; Ownership.

Section 4.3.

Absence of Restrictions and Conflicts.

Section 4.4.

Real Property.

Section 4.5.

Title to Assets; Related Matters.

Section 4.6.

Financial Statements.

Section 4.7.

Accounts Receivable.

Section 4.8.

Indebtedness; No Undisclosed Liabilities.

Section 4.9.

Absence of Certain Changes.

Section 4.10.

Legal Proceedings.

Section 4.11.

Compliance with Law.

Section 4.12.

Contracts.

Section 4.13.

Insurance Policies.

Section 4.14.

Environmental, Health and Safety Matters.

Section 4.15.

Intellectual Property.

Section 4.16.

Transactions with Affiliates.

Section 4.17.

Customer and Supplier Relations.

Section 4.18.

Employee Matters.

Section 4.19.

Permits.

Section 4.20.

Brokers Finders and Investment Bankers.

Section 4.21.

Taxes.

Section 4.22.

Ethical Practices.

Section 4.23.

Privacy Laws: FTC.

Section 4.24.

Disclosure.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF LENCO AND PURCHASER

Section 5.1.

Organization.

Section 5.2.

Authorization.

Section 5.3.

Absence of Restrictions and Conflicts.

Section 5.4.

Capitalization; Rights to Acquire Stock.

Section 5.5.

Financial Statements.

Section 5.6.

No Undisclosed Assets or Liabilities.

Section 5.7.

Brokers, Finders and Investment Bankers.

ARTICLE VI CERTAIN COVENANTS AND AGREEMENTS

Section 6.1.

Consents,

Section 6.2.

Public Announcements.

Section 6.3.

Insurance.

Section 6.4.

Non-Competition and Confidentiality.

Section 6.5.

Lockup of Shares.

Section 6.6.

Audited Financial Statements; Financial Data.

Section 6.7.

Lenco SEC Filings.

ARTICLE VII TAX AND EMPLOYEE MATTERS

Section 7.1.

Tax Cooperation.

Section 7.2.

Transfer Taxes.

Section 7.3.

Employees.

ARTICLE VIII INDEMNIFICATION

Section 8.1.

Indemnification Obligations of Seller and Superfly.

Section 8.2.

Indemnification Obligations of Purchaser.

Section 8.3.

Indemnification Procedure.

Section 8.4.

Claims Period.

Section 8.5.

Reliance

Section 8.6.

Payment of Claims; Right of Set-off.

ARTICLE IX MISCELLANEOUS PROVISIONS

Section 9.1.

Notices.

Section 9.2.

Assignment: Successors in Interest.

Section 9.3.

Controlling Law; Amendment

Section 9.4.

Consent to Jurisdiction Etc.

Section 9.5.

Severability.

Section 9.6.

Counterparts; Electronic Signatures.

Section 9.7.

Enforcement of Certain Rights.

Section 9.8.

Waiver.

Section 9.9.

Integration.

Section 9.10.

Cooperation Following the Closing.

Section 9.11.

Transaction Costs.

Section 9.12.

Interpretation; Construction.

W02-WEST:6AAS1\401358117.10	-#-

LIST OF EXHIBITS

Exhibit A

Form of Bill of Sale

Exhibit B

Form of Assignment and Assumption Agreement

Exhibit C

Form of Intellectual Property Assignment

LIST OF SCHEDULES

Schedule 2.2(a)

Interests in Real Property

Schedule 2.2(b)

Tangible Assets

Schedule 2.2(c)

Assumed Contracts

Schedule 2.2(d)

Merchant Bank Accounts

Schedule 2.2(f)

Software

Schedule 2.2(g)

Domain Names

Schedule 2.2(h)

Websites

Schedule 2.2(i)

Databases

Schedule 2.2(l)

Permits

Schedule 2.2(o)

Transferred Insurance Policies

Schedule 2.4

Assumed Liabilities

Schedule 4.6

Unaudited Financial Statements

Schedule 4.8

Liabilities

Schedule 4.10(a)

Legal Proceedings

Schedule 4.10(b)

Criminal Sanctions, etc.

Schedule 4.11

Compliance with Law

Schedule 4.13

Insurance Policies

Schedule 4.15

Intellectual Property Rights

Schedule 4.16

Transactions with Affiliates

Schedule 4.17(a)

Customer Relations

Schedule 4.17(b)

Supplier Relations

W02-WEST:6AAS1\401358117.10	-#-

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), dated as of February 28, 2009, is made and entered into by and among Lenco Mobile Inc., a Delaware corporation ("Lenco"), Lenco USA, Inc., Nevada corporation and a wholly owned subsidiary of Lenco ("Purchaser"), Superfly Advertising, Inc., a Delaware corporation ("Superfly"), and Superfly Advertising, Inc., an Indiana corporation and a wholly-owned subsidiary of Superfly ("Seller").  Lenco, Purchaser, Superfly, and Seller are sometimes individually referred to herein as a "Party" and collectively as the "Parties."

RECITALS

Seller is engaged in the business of internet marketing and advertising and customer loyalty and database management.

Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain assets used or held for use by Seller in the conduct of the Business (as such term is defined in ) as a going concern, and Purchaser desires to assume certain of the liabilities and obligations of Seller, all as more fully set forth in this Agreement (the "Acquisition").

The Parties desire to make certain representations, warranties and agreements in connection with the Acquisition.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.

Definitions.

The following terms, as used herein, have the following meanings:

"Affiliate" means, with respect to any Person, (i) a director or officer of such person, or a stockholder owning 5% or more of the outstanding voting securities of such person, (ii) a spouse, parent, sibling or descendant of such person (or spouse, parent, sibling or descendant of any director or executive officer of such Persons), and (iii) any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.  For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Business" means the business of internet marketing and advertising and customer loyalty and database management acquired by Seller from Consumer Loyalty Group, LLC and Legacy Media LLC on January 28, 2009 as conducted by Seller since that date.

"Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of San Diego.

"Code" means the Internal Revenue Code of 1986, as amended.

"Contract" means any written or oral contract, loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, understanding, purchase order or other agreement, instrument, concession, franchise or license.

"Copyrights" means registered or unregistered claims of copyright, assignments of copyright, design rights, rights to mask works and database rights, and registrations and applications for registration of any of the foregoing.

"DGCL" means the Delaware General Corporation Law.

"EBITDA" means for any given period, an amount equal to (a) the net income of the Business for that period; plus (b) the total of the interest, tax, depreciation and amortization expenses used in computing net income of the Business for that period as determined in accordance with GAAP.

"Environmental Laws" means any Law or legal requirement that requires or relates to: (a) advising Governmental Entities, employees or the public of intended or actual releases of Hazardous Materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the environment; (b) preventing or reducing to acceptable levels the release of Hazardous Materials into the environment; (c) reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the environment when used or disposed of; (e) protecting resources, species or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials or other potentially harmful substances; (g) cleaning up Hazardous Materials that have been released, preventing the threat of release or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"FTC" means the Federal Trade Commission.

"GAAP" means generally accepted accounting principles employed in the United States.

"Governmental Entity" means any federal, state or local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

"Hazardous Materials" mean any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products or any constituent of any such substance or waste, the use, handling or disposal of which by Superfly or Seller is in any way governed by or subject to any applicable Environmental Law.

"Indebtedness" means indebtedness for borrowed money, reimbursement obligations with respect to letters of credit and similar instruments, obligations incurred, issued or assumed as the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business consistent with past practice), obligations under leases that are or should be capitalized under GAAP, obligations of others secured (or, for which the holder of such indebtedness has an existing right, contingent or otherwise, to be so secured) by any Lien on the Assets and obligations in respect of guarantees of any of the foregoing or other agreement to maintain any financial statement condition of another Person, in each case, whether or not matured, liquidated, fixed, or contingent, and without duplication.  The term "Indebtedness" means the amount required to retire such Indebtedness on the date in question and includes all principal, interest, fees, expenses, prepayment penalties and other similar obligations owed in respect of any outstanding Indebtedness.

"Intellectual Property Right" means all Copyrights, Patents, Know-How, Trademarks, Software, Domain Names, Websites, Databases and other intellectual or proprietary rights or property and the rights to obtain renewals, extensions, continuations or similar legal protections.

"IRS" means the Internal Revenue Service of the United States.

"Know-How" means methods, devices, technology, trade secrets, designs, drawings, know-how, show-how, technical and training manuals and documentation, contact information, book of business, franchises, customer lists, client lists, instructions, marketing materials, advertising records, research records, sales and promotional materials, files, correspondences, reports, records and other proprietary information, including proprietary processes, procedure, designs and formulae, and invention disclosures and rights in inventions.

"Knowledge" of any Person means (a) the actual knowledge of such Person or its officers and directors and (b) that knowledge which should have been acquired by such Person or its officers and directors after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors and key employees of such Person who could reasonably be expected to have actual knowledge of the matters in question.

"Law" means any law (both common and statutory law and civil and criminal law), treaty, convention, rule, directive, legislation, ordinance, regulatory code (including, without limitation, statutory instruments, guidance notes, circulars, directives, decisions, rules and regulations) or similar provision having the force of law or an Order of any Governmental Entity or any self regulatory organization.

"Liability" means any actual or potential liability or obligation (including as related to Taxes), whether known or unknown, asserted or unasserted, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such property or asset.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset

"Material Adverse Effect" means any state of facts, change, event, effect or occurrence that, individually or in the aggregate, is or could be reasonably be expected to be or to become materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on: (a)  the condition (financial or otherwise), results of operations, prospects, properties, assets or liabilities (including, without limitation, contingent liabilities) of the Business, the Assets or the Assumed Liabilities taken as a whole on either a historical, short-term or long-term projected basis; or (b) the ability of a Party to perform (without any material delay) any of their respective obligations under this Agreement or the consummation of the transactions contemplated hereby; provided, however, that the term "Material Adverse Effect" shall not include any change arising from the following events, but only to the extent not disproportionately affecting the Business (i) changes in the United States or foreign economies or securities markets in general, any state, province or locality in which any Party (or any subsidiaries of such Party) conducts business or a Party's industry in general, (ii) changes in any Law (including changes in interpretations of any of the foregoing by any Governmental Entity), (iii) any adverse change in or effect on the business of a Party that is cured in all material respects before the date of this Agreement, (iv) changes in GAAP, or (e) acts of war, major hostilities or terrorism.

"Orders" means judgments, writs, decrees, compliance agreements, preliminary or permanent injunctions or judicial or administrative orders and legally binding determinations of any Governmental Entity or arbitrator.

"Patents" means United States patents and United States patent applications, continuations, continuations-in-part, divisions, reissues, re-exam certificate, extensions, and foreign counterparts of such patents and related items.

"Permits" means all permits, licenses, authorizations, filings or registrations, franchises, approvals, certificates, exemptions, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

"Permitted Liens" means (a) Liens for Taxes not yet due and payable, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent and (b) zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use of or occupancy of such parcel by Superfly or Seller, (ii) have more than an immaterial effect on the value thereof or their use or (iii) would impair the ability of such parcel to be sold for their present use.

"Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Pre-Closing Tax Period" means any Tax period ending on or before the date of this Agreement.

"Proceedings" means actions, suits, claims, reviews, audits, investigations and legal, administrative or arbitration proceedings.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Seller Employee Benefit Plan" any plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is or has been maintained or contributed to, or required to be maintained or contributed to, by any of Superfly or Seller for the benefit of any Affiliate of Superfly or Seller for the benefit of any current or former officer or other employee, or current or former independent contractor, consultant or director, of or to Superfly or Seller or any Affiliate of Superfly or Seller; or (b) with respect to which Superfly or Seller or any Affiliate of Superfly or Seller has or may incur or become subject to any liability or obligation.

"Subsidiaries" means Peak Marketing Ltd., a St. Kitts company; Peek Marketing Ltd., a company organized under the laws of England and Wales; PA Group LLC, a California limited liability company; SSK eMarketing LLC, a California limited liability company;  AO Services LLC, a California limited liability company; AO Services UK, Ltd., a company organized under the laws of England and Wales; REO Marketing LLC, a California limited liability company; DE Services LLC, a California limited liability company; DE Services UK, Ltd., a company organized under the laws of England and Wales; MAK eMarketing Ltd., a company organized under the laws of England and Wales.

"Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added, stamp, documentary, conveyancing, gains and all other taxes of any kind imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity.

"Tax Return" means any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

"Trademarks" means (i) United States registered trademarks and United States registered service marks, applications for registration of such trademarks and service marks, renewal registrations and applications for renewal registrations, extensions and foreign counterparts of such registered trademarks, registered service marks and related items; (ii) unregistered trademarks and service marks; (iii) corporate names, business names, logos, fictitious business names, and trade names, whether registered or unregistered and (iv) internet domain names and associated addresses and URLs.

Section 1.2.

Other Definitions.

Each of the following terms is defined in the Section set forth opposite such term:

Acquisition

Recitals

Agreement

Preamble

Ancillary Documents

Assets

Assignment and Assumption Agreement

Assumed Contracts

Assumed Liabilities

Bill of Sale

Claims Period

Customers

Databases

Domain Names

Excluded Assets

Excluded Liabilities

FTC Claims

.

Governmental Approvals

Indemnified Party

Indemnifying Party

Intellectual Property Assignment Agreement

Leased Real Property

Lenco Common Stock

Non-Assignable Contracts

Non-Compete Period

Parties

Preamble

Party

Preamble

Purchase Price

Purchaser

Preamble

Purchaser Indemnified Parties

Purchaser Losses

Seller

Preamble

Seller Indemnified Parties

Seller Losses

Shares

Software

Superfly

Preamble

Superfly SEC Documents

Superfly Certifications

Superfly Noteholders

Suppliers

Transfer Taxes

Transferred Insurance Policies

Unaudited Financial Statements

Websites

ARTICLE II
PURCHASE AND SALE

Section 2.1.

Agreement to Purchase and Sell.

Subject to the terms and conditions of this Agreement, and except for the Excluded Assets, Superfly and Seller hereby grants, sells, assigns, transfers and delivers to Purchaser, and Purchaser purchases and acquires from Superfly and Seller, all right, title and interest of Superfly and Seller in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned or held for use or used in the conduct of the Business by Seller (which assets, properties and rights are collectively referred to in this Agreement as the "Assets"), free and clear of all Liens, other than Permitted Liens, and Purchaser hereby assumes the Assumed Liabilities.

Section 2.2.

Assets.

Except as otherwise expressly set forth in , the Assets include, without limitation, the following assets, properties and rights of Superfly and Seller as of the close of business on the date of this Agreement:

(a)

all leases of, easements upon or options for easements upon, and other interests in, real property solely or primarily used in connection with the Business, as set forth on Schedule 2.2(a);

(b)

all furniture, fixtures, equipment, inventory, computer hardware, and all other tangible assets and personal property, which is used or held for use in the operation of the Business, including as set forth on Schedule 2.2(b);

(c)

the Contracts and Contract rights of Seller with respect to the Business set forth on Schedule 2.2(c) (collectively, the "Assumed Contracts");

(d)

all deposits, advances, pre-paid expenses and credits, relating to the Business including merchant accounts credit balances on deposit, relating to the Business for the accounts identified on Schedule 2.2(d);

(e)

all Intellectual Property Rights relating to the Business, including without limitation the names "AdMaximizer," "Legacy Media," "Consumer Loyalty Group," and any similar name or a name containing similar terms;

(f)

all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith, whether proprietary or licensed from third parties, used by Seller in the conduct of the Business, including without limitation all software identified on Schedule 2.2(f) (collectively, the "Software");

(g)

all universal resource locators and domain names used in the conduct of the Business, including without limitation all domain names identified on Schedule 2.2(g) (collectively, the Domain Names");

(h)

all of the websites, including related Software and content for the websites used in the conduct of the Business, including without limitation all of the websites identified on Schedule 2.2(h) (collectively the "Websites");

(i)

all databases used in the conduct of the Business, including the database software and records including without limitation the databases identified on Schedule 2.2(i) (collectively, the "Databases");

(j)

except with respect to defenses available in respect of any Excluded Liabilities, all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued with respect to the Business, whether arising by way of counterclaim or otherwise;

(k)

all rights in and under all express or implied guarantees, warranties, representations, covenants, indemnities and similar rights in favor of Seller or otherwise relating to the Business;

(l)

all Permits, certifications and licenses, authorizations, accreditations, qualifications, product or service registrations or similar rights to the extent that they are assignable, including as set forth on Schedule 2.2(l);

(m)

all accounts receivable related to the Business;

(n)

all information, files, correspondence, records (other than corporate records), data, plans, reports, contracts and recorded knowledge, including client and employee files, customer, supplier, price and mailing lists, manuals, schematics, formulation, and all accounting or other books and records of the Business in whatever media retained or stored, including, without limitation, computer programs and disks;

(o)

the insurance policies set forth on Schedule 2.2(o) ("Transferred Insurance Policies");

(p)

all cash and cash equivalents;

(q)

all of the issued and outstanding shares of capital stock or equity interests, as applicable, of Proton Laboratories, Inc., a Washington corporation and the Subsidiaries, owned by Seller;

(r)

all rights to pursue Proceedings against merchant account holders and to receive any and all proceeds from any such Proceeding; and

(s)

all other tangible and intangible assets of any kind or description, wherever located, that are carried on the books of the Business or which are owned by Seller or used or held for use in the operations of the Business or shown on the Unaudited Financial Statements that have not been disposed of by the Business since the latest date of the Unaudited Financial Statements in the ordinary course of business in accordance with past practices.

Section 2.3.

Excluded Assets.

Notwithstanding anything to the contrary set forth in this Agreement, the Assets do not include the following assets, properties and rights of Superfly or Seller (collectively, the "Excluded Assets"):

(a)

all rights of Seller under any and all Contracts that are not Assumed Contracts;

(b)

any Permit or similar right that by its terms is not transferable to Purchaser;

(c)

all refunds or claims for refunds due from federal, state and local Tax authorities with respect to federal, state and local income Taxes paid by Superfly, Seller or any of their Affiliates for periods ending on or prior to the date of this Agreement;

(d)

any assets of any Seller Employee Benefit Plan;

(e)

any of the rights of Seller under this Agreement;

(f)

the charter documents of Seller, minute book, stock ledger, Tax Returns, and other constituent records relating to the corporate organization of Seller;

(g)

all of the issued and outstanding shares of capital stock or equity interests, as applicable, of Superfly, Seller, Duncan Media Group Inc., Ad Authority, Inc., All Ad Acquisition, Inc., Rightside Holdings, Inc., Rightside Advisors, Inc., Option Investor, LLC or Hot Stix Inc.; and

(h)

assets of Superfly and Seller not related to the Business and assets of any of the other entities identified in Section 2.3(g).

Section 2.4.

Assumed Liabilities.

(a)

Anything contained herein to the contrary notwithstanding, except for the Assumed Liabilities described in , Purchaser shall not and Purchaser does not assume any Liabilities of Superfly or Seller whether or not arising out of or relating to the Assets or the Business or any other business of Seller or Superfly, all of which Liabilities, remain the exclusive responsibility of Superfly or Seller (as applicable); and

(b)

Purchaser agrees to pay, discharge or perform, as appropriate, only the following Liabilities of Seller with respect to the Business (collectively, the "Assumed Liabilities"): (i) the obligations of Seller under the Assumed Contracts and Permits included in the Assets that relate to the operations of the Business subsequent to the date hereof, except to the extent relating to breach or default under any such Assumed Contract or violation under such Permit prior to the date of this Agreement; (ii) up to $683,800 in accounts payable of Seller arising in the ordinary course of business of Seller, consistent with past practices, that are not related to a breach, default or violation by Seller, as set forth in Schedule 2.4: and (iii) all Liabilities and obligations arising out of the operation of the Business by Purchaser after the date of this Agreement, except to the extent specifically included in Excluded Liabilities.

Section 2.5.

Excluded Liabilities.

Specifically, and without in any way limiting, the generality of , the Assumed Liabilities do not include, and Purchaser is not assuming, agreeing to pay, discharging or satisfying, or otherwise undertaking any responsibility for, any Liability (together with all other Liabilities of Seller or Superfly that are not Assumed Liabilities, the "Excluded Liabilities"):

(a)

for any Taxes of Seller or any Affiliate of Seller with respect to any period or portion thereof, and any Taxes attributable to the Assets relating to any period or portion thereof, ending on or prior to the date of this Agreement (provided, that with respect to any Tax that is imposed on a periodic basis and is payable for a taxable period that begins before and ends after the date of this Agreement, the portion of such Taxes that is payable for the portion of such taxable period ending on the date of this Agreement shall be the amount of such Tax for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Tax for the preceding period) multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period ending on the date of this Agreement and the denominator of which is the number of days in the entire taxable period);

(b)

for any Indebtedness of Seller or any Affiliate of Seller, or any Indebtedness otherwise relating to the Business which was incurred prior to the date of this Agreement;

(c)

relating to, resulting from or arising out of (i) claims made in pending or future Proceedings relating to events which have occurred, conditions arising, facts and circumstances existing, or the operation of the Business, prior to the date of this Agreement, or (ii) claims based on violations of Law, breach of contract, employment practices, intellectual property matters, product warranty, product liability, or environmental, health and safety matters or any other actual or alleged failure of Superfly or Seller to perform any obligation, in each case arising out of or relating to events which have occurred, conditions arising, facts and circumstances existing, goods delivered or services performed, or the operation of the Business, prior to the date of this Agreement, including without limitation, any claims set forth in Schedules 4.10(a) or 4.11;

(d)

pertaining to any Excluded Asset;

(e)

for any Liability or reimbursement obligation to any third party payor arising out of or relating to the operation of the Business for periods prior to the date of this Agreement, other than accounts payable included in the Assumed Liabilities;

(f)

relating to, resulting from or arising out of any former operations of Seller that have been discontinued or disposed of prior to the date of this Agreement;

(g)

under or relating to any Seller Employee Benefit Plan, whether or not such Liability arises prior to or after the date of this Agreement;

(h)

for any employees of the Business with respect to the periods prior to the date of this Agreement, including any wages, salaries or otherwise, or any Liability for any severance or similar payments for any employees of the Business;

(i)

of Superfly or Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and any fees and expenses of counsel, accountants, brokers, financial advisors or other advisors or representatives of Superfly or Seller;

(j)

relating to, resulting from or arising out of any Proceeding, including without limitation, any Proceedings initiated by the FTC, or by any other Person in connection with the activities subject to any such FTC Proceeding; or

(k)

relating to Duncan Media Group, Inc.; Ad Authority, Inc.; All Ad Acquisition, Inc.; Rightside Holdings, Inc.; Rightside Advisors, Inc.; Option Investor, LLC; or Hot Stix, Inc.

Such Excluded Liabilities shall include all Proceedings relating to any or all of the foregoing and all costs and expenses in connection therewith.

ARTICLE III
PURCHASE PRICE; ALLOCATIONS

Section 3.1.

Purchase Price.

(a)

As consideration for the grant, sale, assignment, transfer and delivery of the Assets at the Closing, (i) Purchaser shall assume and discharge the Assumed Liabilities as such Assumed Liabilities mature according to their terms; and (ii) Lenco shall issue 5,000,000 shares (the "Shares") of common stock, par value $0.00l per share, of Lenco ("Lenco Common Stock") to Superfly (the "Purchase Price").  The Shares will be restricted with appropriate legends and stop transfer orders until such time as the Shares are eligible to be resold under the provisions of Rule 144, promulgated under the Securities Act, as amended.

(b)

In connection with the transfer, Superfly and Seller have delivered to Lenco and Purchaser the following documents:

(i)

a bill of sale (the "Bill of Sale") in the form of Exhibit A attached hereto;

(ii)

an assignment and assumption agreement (the "Assignment and Assumption Agreement") in the form of Exhibit B attached hereto;

(iii)

an assignment agreement with respect to Intellectual Property Rights related to the Business (the "Intellectual Property Assignment"), in the form of Exhibit C attached hereto;

(iv)

a certificate of the Secretary of State (or other applicable office) in which Superfly is organized, dated as of a date not more than 10 Business Days prior to the date of this Agreement, certifying as to the good standing and non-delinquent tax status of Superfly;

(v)

a certificate of the secretary of Superfly, dated as of the date of this Agreement, certifying: (x) as to the organizational documents of Superfly, (y) copy of resolutions of the board of directors of Superfly authorizing the execution, delivery and performance of this Agreement by Superfly and that such resolutions were duly adopted and are in full force and effect, and (z) and attaching incumbency and specimen signatures of the officer(s) signing this Agreement;

(vi)

a certificate of the Secretary of State (or other applicable office) in which Seller is organized and qualified to do business, dated as of a date not more than 10 Business Days prior to the date of this Agreement, certifying as to the good standing and non-delinquent tax status of Seller; and

(vii)

a certificate of the secretary of Seller, dated as of the date of this Agreement, certifying: (x) as to the organizational documents of Seller, (y) copy of resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller and that such resolutions were duly adopted and are in full force and effect, and (z) and attaching incumbency and specimen signatures of the officer(s) signing this Agreement;

(c)

As payment of the Purchase Price, Lenco and Purchaser have delivered to Superfly the following documents:

(i)

a copy of the instruction letter to the transfer agent directing the issuance of the certificates representing the Shares;

(ii)

the Assignment and Assumption Agreement;

(iii)

the Intellectual Property Assignment Agreement;

(iv)

a certificate of the Secretary of State (or other applicable office) in which Lenco is organized, dated as of a date not more than 10 Business Days prior to the date of this Agreement, certifying as to the good standing and non-delinquent tax status of Lenco;

(v)

a certificate of the secretary of Lenco, dated as of the date of this Agreement, certifying: (x) as to the organizational documents of Lenco, (y) copy of resolutions of the board of directors of Lenco authorizing the execution, delivery and performance of this Agreement by Lenco and that such resolutions were duly adopted and are in full force and effect, and (z) and attaching incumbency and specimen signatures of the officer(s) signing this Agreement;

(vi)

a certificate of the Secretary of State (or other applicable office) in which Purchaser is organized, dated as of a date not more than 10 Business Days prior to the date of this Agreement, certifying as to the good standing and non-delinquent tax status of Seller; and

(vii)

a certificate of the secretary of Purchaser, dated as of the Closing Date, certifying: (x) as to the organizational documents of Purchaser, (y) copy of resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement by Purchaser and that such resolutions were duly adopted and are in full force and effect, and (z) and attaching incumbency and specimen signatures of the officer(s) signing this Agreement.

Section 3.2.

Allocation of Purchase Price.

(a)

Within 60 days following the Closing, Purchaser shall prepare and deliver to Superfly, an allocation of the Purchase Price (and all other capitalized costs) among the Assets and the Assumed Liabilities in accordance with Code Section 1060 and the U.S. Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be conclusive and binding on the Parties; and

(b)

The Parties shall report, act and file Tax Returns in a manner consistent with the allocations set forth in  except as required by applicable Law.  Seller and Superfly shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Purchaser may reasonably request to prepare such allocations.

Section 3.3.

Allocation of Certain Items.

With respect to certain expenses incurred with respect to the Assets in the operation of the Business, the following allocations shall be made between Purchaser and Seller:

(a)

Taxes.  Ad valorem property Taxes (or any other Tax that is imposed on a periodic basis) will be apportioned at the Closing based upon the number of days in the taxable period before and after the date of this Agreement and the amounts set forth in the current Tax bills; and

(b)

Utilities.  Utilities, water and sewer charges will be apportioned based upon the number of Business Days occurring before and after the date of this Agreement during the billing period for each such charge.

Appropriate cash payments by Purchaser, Superfly or Seller, as the case may require, shall be made hereunder from time to time as soon as practicable after the facts giving rise to the obligation for such payments are known in the amounts necessary to give effect to the allocations provided for in this .

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SUPERFLY AND SELLER

Superfly and Seller, jointly and severally, represent and warrant to Lenco and Purchaser as follows:

Section 4.1.

Organization.

Superfly is a corporation duly formed and validly existing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Seller is a corporation duly formed and validly existing under the laws of Indiana and has all requisite power and authority to own, lease and operate its properties and to carry on its Business as now being conducted.

Section 4.2.

Authorization; Enforceability; Ownership.

(a)

Authorization; Enforceability.  Superfly and Seller have full corporate power and authority to execute and deliver this Agreement and any other certificate, agreement, document or other instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement (collectively, the "Ancillary Documents") and to perform its respective obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the applicable Ancillary Documents by Superfly and Seller and the performance by Superfly and Seller of their respective obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of Superfly and Seller.  This Agreement and the Ancillary Documents have been duly executed and delivered by Superfly and Seller and constitute the valid and binding agreements of Superfly and Seller, enforceable against Superfly and Seller in accordance with their respective terms; and

(b)

Ownership.  Superfly owns 100% of the issued and outstanding equity interests in Seller.  Seller has no subsidiaries other than the Subsidiaries.

Section 4.3.

Absence of Restrictions and Conflicts.

The execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party, the consummation of the transactions contemplated by this Agreement and the Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Ancillary Documents to which it is a party do not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in Superfly or Seller the right to terminate, modify or cancel, or otherwise require any action, consent, approval, order, authorization, registration, declaration or filing with respect to: (a) any term or provision of the charter documents of Superfly or Seller, (b) except as indicated on Schedule 4.12(b), any Assumed Contract or any other material Contract, Permit or other instrument applicable to Superfly, Seller or the Business, (c) any Order to which Superfly or Seller is a party or by which Superfly, Seller or the Business or any of the Assets are bound or (d) any Law which is material to Superfly or Seller or the Business.

Section 4.4.

Real Property.

(a)

Neither Superfly nor Seller owns any real property that is used or held for use in connection with the Business.  Schedule 2.2(a) sets forth a complete and accurate list of all leases of real property to which Seller or, with respect to the Business, Superfly or any Affiliate of Superfly has a continuing financial or other obligation (together with all fixtures and improvements thereon, the "Leased Real Property").  Seller or Superfly, as applicable, has a valid leasehold interest in such Leased Real Property, free and clear of any Liens.  The leases of the Leased Real Property are in full force and effect. All leases of Leased Real Property are in good standing and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default other than Seller is late on certain monthly rent payment; and

(b)

The improvements on the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used.  There are no condemnation, appropriation or similar proceedings pending or threatened against any of the Leased Real Property or the improvements thereon.

Section 4.5.

Title to Assets; Related Matters.

The Assets constitute all of the assets necessary and sufficient to conduct the operations of the Business in accordance with Superfly's and Seller's past practices and as presently planned to be conducted by Purchaser, except as specifically set forth in the definition of Excluded Assets.  Seller has and is conveying good and marketable title to the Assets, free and clear of all Liens other than Permitted Liens.  All plants, buildings, structures, equipment and other items of tangible personal property and assets included in the Assets: (a) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, consistent with standards generally followed in the industry; (b) are usable in the regular and ordinary course of business; and (c) conform in all material respects to all applicable Laws applicable thereto, and each of Superfly and Seller has no Knowledge of any material defects or problems with any of the Assets.  Seller owns, leases or licenses all of the Assets and neither Superfly nor Seller or Affiliate of Superfly other than Seller has any rights with respect to the Assets.  No Person other than Seller owns any equipment or other tangible personal property or assets either which are necessary to the operation of, or have been used or held for use in the operation of, the Business, except for the leased items that are subject to personal property leases.  Since the end of the period covered by the Unaudited Financial Statements, Seller has not sold, transferred or disposed of any assets related to the Business except in the ordinary course of the Business.  There are no developments affecting any of the Assets pending or threatened, which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of such Assets.

Section 4.6.

Financial Statements.

(a)

Superfly has delivered (or such documents are publicly and freely available on the SEC's EDGAR database) to Lenco accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents, and all Superfly Certifications (as defined below in this Section), filed or furnished by Superfly with or to the SEC since January 1, 2007, including all amendments thereto (collectively, the "Superfly SEC Documents").  All statements, reports, schedules, forms and other documents required to have been filed or furnished by Superfly or its officers with or to the SEC have been so filed or furnished on a timely basis (giving effect to extensions permitted pursuant to Rule 12b-25(b) promulgated under the Exchange Act).  As of the time it was filed with or furnished to the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) to the Knowledge of Seller each of the Superfly SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) to the Knowledge of Seller none of the Superfly SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Superfly SEC Documents required by: (A) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (B) Rule 13a-14 or 15d-14 under the Exchange Act; or (C) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); and (C) any other rule or regulation promulgated by the SEC or applicable to the Superfly SEC Documents (collectively, the "Superfly Certifications") is to the Knowledge of Seller materially accurate and complete, and complied as to form and content with all applicable Laws in effect at the time such Superfly Certifications was filed with or furnished to the SEC;

(b)

Schedule 4.6 contains the unaudited balance sheets of the Business, including the consolidated balance sheet of the subsidiaries, as of December 31 for each of the years ended December 31, 2007 and 2008, and the related statements of income for the years then ended (the "Unaudited Financial Statements").  The Unaudited Financial Statements were (i) prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except that they do not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (ii) fairly present, in all material respects, the financial position of Seller's Business as of the periods represented therein; and

(c)

Superfly is not a party to or bound by (and since January 1, 2007, the Company has not been a party to or bound by) any securitization transaction or "off-balance sheet arrangement" (as defined in Item 303(c) of Regulation S-K under the Exchange Act).

Section 4.7.

Accounts Receivable.

All accounts receivable reflected on the latest balance sheet contained in the Unaudited Financial Statements arose from bona fide sales transactions in the ordinary course of business of Seller, are reflected therein at values determined in accordance with GAAP, reflect normal credit and payment terms consistent with the past practices of Superfly and Seller, are collectible in accordance with their payment terms or are fully reserved against in the latest balance sheet contained in Unaudited Financial Statements, and none of such accounts receivable reflect or will reflect consignment sales or sales on approval.  Except charge backs and penalties that occur in the ordinary course of the Business consistent with past practice and none of which are material individually or in the aggregate, neither Superfly nor Seller has received notice of any counterclaims or set-offs against such accounts receivable for which allowances have not been established in accordance with GAAP.

Section 4.8.

Indebtedness; No Undisclosed Liabilities.

(a)

All obligations of Superfly or Seller constituting Indebtedness relating to the Business are listed on Schedule 4.8 or are otherwise listed on the latest balance sheet contained in Unaudited Financial Statements; and

(b)

Seller has no Liabilities, except for (i) the Liabilities set forth on Schedule 4.8: (ii) Liabilities listed on the Unaudited Financial Statements; (iii) Liabilities that have arisen since the date of the Unaudited Financial Statements in the ordinary course of business (provided that there is no such Liability that is material that relates to breach of Contract, breach of warranty, tort, infringement, violation of Law, Order or Permit, or any Proceeding; (iv) Liabilities under or arising out of the performance of Contracts disclosed on Schedule 4.12(a) or under or arising out of the performance of Contracts entered into after the date of this Agreement in accordance with the terms and conditions hereof; and (v) Liabilities disclosed in this Agreement or any Schedule to this Agreement.  Seller has not, either expressly or by operation of law, assumed or undertaken any Liability of any other Person.

Section 4.9.

Absence of Certain Changes.

Since the period covered by the Unaudited Financial Statements, there has not been (i) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Superfly, Seller, the Business, Assets or the Assumed Liabilities, (ii) any damage, destruction, loss or casualty to property or assets of the Business or included in the Assets, whether or not covered by insurance, (iii) any material change in the value or condition of the Business from the value or condition reflected in the Financial Statements; or (iv) any Contract for Superfly or Seller to take any of the actions specified in this .

Section 4.10.

Legal Proceedings.

(a)

Except as set forth in Schedule 4.10(a), there are no Proceedings (or any basis therefor) pending, threatened against, relating to or involving Superfly, Seller, the Business, the Assets or the Assumed Liabilities by any Person or before any Governmental Entity.  Superfly and Seller have delivered or made available to Purchaser true, correct and complete copies of all material documents and material correspondence relating to such matters referred to in Schedule 4.10(a);

(b)

There are no Proceedings that (i) resulted in any criminal sanctions or (ii) within the last three years, resulted in any payments, in each case by or against Superfly, Seller or any of their employees, directors or officers in their capacity as employees, directors or officers (whether as a result of a judgment, civil fine, settlement or otherwise) with respect to the Business, the Assets or Assumed Liabilities.

Section 4.11.

Compliance with Law.

Seller is (and has been at all times during the past five years) in compliance in all material respects with all Laws applicable to the Business, the Assets or the Assumed Liabilities.  Except as set forth in Schedule 4.11, with respect to the Business, the Assets or the Assumed Liabilities, (i) neither Superfly nor Seller has been charged with, received written notice with respect to or been under investigation with respect to, a violation of any applicable Law, (ii) Seller is not a party to or bound by any Order, and (iii) Superfly or Seller has filed all reports required to be filed with any Governmental Entity with respect to the Business, the Assets or Assumed Liabilities on or before the date hereof and all such reports are accurate and complete in all material respects and in material compliance with all applicable Laws.

Section 4.12.

Contracts.

(a)

The list of Assumed Contracts in Schedule 2.2(c) sets forth a true, correct and complete list of the following Contracts related to the Business, the Assets or the Assumed Liabilities:

(i)

all leases relating to the Leased Real Property or other leases or licenses involving any properties or assets (whether real, personal or mixed, tangible or intangible) involving an annual commitment or payment of more than $10,000 individually;

(ii)

all Contracts which limit or restrict Seller or any officer or key employee of Superfly or Seller from engaging in any business in any jurisdiction;

(iii)

all franchising and licensing agreements;

(iv)

any Contract relating to the Intellectual Property;

(v)

any Contract with or for the benefit of an employee, officer or director of Superfly or Seller including any employment agreement;

(vi)

any Contract for capital expenditures or the acquisition or construction of fixed assets;

(vii)

any Contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or in connection with the transactions contemplated hereby;

(viii)

any Contract granting any Person a Lien on all or any part of any of the Assets;

(ix)

any Contract for the cleanup, abatement or other actions in connection with any Hazardous Materials, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

(x)

any Contract granting to any Person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any assets;

(xi)

any Contract with any supplier, agent, distributor or representative that is not terminable without penalty on thirty (30) days' or less notice;

(xii)

any Contract for the granting or receiving of a license or sublicense or under which any Person is obligated to pay or have the right to receive a royalty, license fee or similar payment;

(xiii)

any Contract providing for the indemnification or holding harmless of any officer, director, employee or other Person

(xiv)

any joint venture or partnership Contract;

(xv)

any customer Contract for the provision of goods or services by the Business, including all outstanding orders or purchase orders;

(xvi)

any outstanding power of attorney empowering any Person to act on behalf of Seller; and

(xvii)

all existing Contracts and commitments (other than those described in subparagraphs (i) through (xvi) of this Section 4.12(a)) that are material to the Business or were entered into outside the ordinary course of business of the Business.

All copies of Assumed Contracts made available to Purchaser to the Knowledge of Seller  have been true, accurate and complete in all respects.

(b)

The Assumed Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to Superfly and Seller and with respect to each other party to such Assumed Contracts.  There are no existing defaults or breaches of Superfly or Seller under any Assumed Contract (or events or conditions which, with notice or lapse of time or both would constitute a default or breach) and, to the Knowledge of Superfly or Seller, there are no such defaults (or events or conditions which, with notice or lapse of time or both, would constitute a default or breach) with respect to any third party to any Assumed Contract.  Other than Commerce Planet, neither Superfly nor Seller has any Knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to any Assumed Contract.  Neither Superfly nor Seller is participating in any discussions or negotiations regarding modification of or amendment to any Assumed Contract or entry in any new material contract applicable to the Business, Assets or the Assumed Liabilities.  Each Assumed Contract requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such Assumed Contract in connection with the transactions contemplated hereby, including the assignment of such Assumed Contract to Purchaser.

Section 4.13.

Insurance Policies.

Schedule 4.13 contains a complete and correct list of all insurance policies relating to the Business, the Assets or the Assumed Liabilities carried by or for the benefit of Superfly or Seller, specifying the insurer, policy number, amount of and nature of coverage, the risk insured against, the deductible amount (if any) and the date through which coverage will continue by virtue of premiums already paid.  Superfly and Seller maintain insurance with reputable insurers for the Business and Assets against all risks normally insured against, and in amounts normally carried, by entities of similar size engaged in similar lines of business and such coverage is sufficient. All insurance policies and bonds with respect to the Business, Assets and the Assumed Liabilities are in full force and effect and will be maintained by Superfly or Seller in full force and effect as they apply to any matter, action or event relating to Seller, the Business, Assets and the Assumed Liabilities occurring through the date of this Agreement and Superfly and Seller has not reached or exceeded their policy limits for any insurance policies in effect at any time during the past five years.  There is no claim by Superfly or Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.  All premiums payable under all such policies and bonds have been timely paid, and Superfly and Seller has otherwise complied fully with the terms and conditions of all such policies and bonds.  Neither Superfly nor Seller has any Knowledge of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds.

Section 4.14.

Environmental, Health and Safety Matters.

With respect to the Business, Assets, the Assumed Liabilities and the Leased Real Property:

(a)

Superfly and Seller and the Business are in compliance in all material respects with all Environmental Laws;

(b)

each of Superfly and Seller possesses, and is in full compliance with, all Permits and has filed all notices that are required under Environmental Laws, and each of Superfly and Seller is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Environmental Laws or contained in any plan, notice, Law, Order, Permit or demand letter issued, entered, promulgated or approved thereunder, in each case in all material respects;

(c)

there are no Liabilities arising in connection with or in any way relating to the Business, Assets, the Assumed Liabilities or the Leased Real Property of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and there are no facts, events, conditions, situations or set of circumstances, including notice of actual or threatened Liability under any foreign, state or local Law from any Governmental Entity or any third party, which could reasonably be expected to result in or be the basis for any such Liability;

(d)

no Hazardous Material has been discharged, disposed of; dumped, injected, pumped, deposited, spilled, leaked, emitted or released by the Business or by any of the products sold or installed by the Business;

(e)

neither Superfly nor Seller has imported, manufactured, stored, used, operated, transported, treated or disposed of any Hazardous Materials other than in compliance with all Environmental Laws; and

(f)

for purposes of this , the terms "Superfly" or "Seller" shall include any entity which is, in whole or in part, a predecessor of Superfly or Seller, as applicable.

Section 4.15.

Intellectual Property.

(a)

The Intellectual Property Rights are all those necessary for the operation of Seller's Business as it is currently conducted. Superfly and Seller has good and marketable title to or possesses adequate licenses or other valid rights to use all Intellectual Property Rights related to the Business including without limitation the Software, the Databases, the Domain Names and the Websites, and have paid all maintenance fees, renewals or expenses related to its Intellectual Property Rights.  To the Knowledge of Seller, neither the use of the Intellectual Property Rights related to the Business nor the conduct of the Business in accordance with the past practices, misappropriates, infringes upon or conflicts with any Intellectual Property Rights of any third party.

(b)

There are no royalties or fees payable by Superfly or Seller to any Person by reason of the ownership or use of any of Intellectual Property Rights.  No party has filed a claim or threatened to file a claim against Superfly or Seller alleging that it has violated, infringed on or otherwise improperly used the Intellectual Property Rights of such party.  To the Knowledge of Superfly or Seller, no other Person is infringing upon any Intellectual Property Right related to the Business.  All employees of Superfly and Seller has signed customary assignment of inventions and other intellectual property in favor of Seller, and Superfly and Seller has taken all reasonable precautions necessary to protect the Intellectual Property Rights related to the Business.

(c)

Schedule 4.15 sets forth a true and correct list of all Intellectual Property Rights related to the Business that is registered with a Governmental Entity and the jurisdictions where each is registered.  All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of this Agreement.  No Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any third party.  No Patent is infringed or, to Seller's Knowledge, has been challenged or threatened in any way and none of the products manufactured or sold, nor any process or know-how used, by Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person.  All products made, used or sold under the Patents have been marked with the proper patent notice.

(d)

Seller has delivered to Purchaser accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Rights, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than $5,000 under which Seller is the licensee. There are no outstanding and, to Seller's Knowledge, no threatened disputes or disagreements with respect to any such Contract.

(e)

With respect to Know How, the documentation relating to such Know How is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.  Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Know How (including the enforcement by Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Seller's standard form, and all current and former employees and contractors of Seller have executed such an agreement).  Seller has good title to and an absolute right to use the Know How. The Know How is not part of the public knowledge or literature and, to Seller's Knowledge, has not been used, divulged or appropriated either for the benefit of any Person (other than Seller) or to the detriment of Seller. No Know How  is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual or other proprietary property right of any other Person.

(f)

All Domain Names have been registered in the name of Seller or Affiliates and are in compliance with all formal Laws.  No Domain Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any Domain Name.  To Seller's Knowledge, there is no domain name application pending of any other Person which would or would potentially interfere with or infringe any Domain Name.  No Domain Name is infringed or, to Seller's Knowledge, has been challenged, interfered with or threatened in any way. No Domain Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

Section 4.16.

Transactions with Affiliates.

Except as set forth in Schedule 4.16, no stockholder, employee, officer or director of Superfly or Seller, or any Person with whom any such employee, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by all such Persons in the aggregate) or any Affiliate of any of the foregoing or any current or former Affiliate of Superfly or Seller has any interest in (a) any Contract, arrangement or understanding with, or relating to, the Business, the Assets or the Assumed Liabilities; or (b) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used by Superfly or Seller relating to the Business, the Assets or the Assumed Liabilities.  Schedule 4.16 also sets forth a complete list of all accounts receivable, notes receivable and other receivables and accounts payable owed to or due from any Affiliate to Superfly or Seller relating to the Business, the Assets or the Assumed Liabilities.

Section 4.17.

Customer and Supplier Relations.

(a)

Schedule 4.17(a) contains a complete and accurate list of the names and addresses of the top customers of the Business for each of the 2007 and 2008 fiscal years (the "Customers").  No event has occurred that would materially and adversely affect Superfly's or Seller's relations with any such Customer.  Except as set forth in Schedule 4.17(a), no Customer (or former Customer) during the last 12 months has canceled, terminated or made any written threat to cancel or otherwise terminate its Contract or to decrease its usage of the Business's services or products.  Neither Superfly nor the Seller has received notice nor has any Knowledge to the effect that any current customer may terminate or materially alter its business relations with the Business, either as a result of the transactions contemplated by this Agreement or otherwise.

(b)

Schedule 4.17(b) contains a complete and accurate list of the names and addresses of the top suppliers of the Business for each of the 2007 and 2008 fiscal years (the "Suppliers").  Superfly and Seller maintain good relations with each of the Suppliers, and no event has occurred that would materially and adversely affect Seller's relations with any such Supplier.  Except as set forth in Schedule 4.17(b), no Supplier (or former Supplier) during the last 12 months has canceled, terminated or made any threat to cancel or otherwise terminate its Contract or to decrease its supply of services or products.  Neither Superfly nor the Seller has received notice nor has any Knowledge to the effect that any current supplier may terminate or materially alter its business relations with the Business, either as a result of the transactions contemplated by this Agreement or otherwise.

Section 4.18.

Employee Matters.

(a)

There are no Seller Employee Benefit Plans.

(b)

The employees of the Business have not been, and currently are not, represented by any labor organization or group whatsoever.  Neither Superfly nor Seller has been and is not a signatory to any collective bargaining agreement, and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization involving or representing employees of Superfly or Seller has occurred, is in progress or is threatened.

(c)

No workers' compensation or retaliation claim, complaint, charge or investigation has been filed or is pending against Superfly or Seller with respect to the Business, and Superfly and Seller have maintained and currently maintain adequate insurance as required by applicable Law with respect to workers' compensation claims and unemployment benefits claims.

(d)

Superfly and Seller are in compliance in all material respects with all applicable Laws and Orders and all Contracts or collective bargaining agreements governing or concerning labor relations, unions and collective bargaining, conditions of employment, employment discrimination and harassment, wages, hours or occupations safety and health, including, without limitation, ERISA, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Occupational Safety and Health Act, the Davis Bacon Act, the Walsh-Healy Act, the service Contract Act, Executive Order 11246, the Fair Labor Standards Act and the Rehabilitation Act of 1973 and all regulations under such acts.

Section 4.19.

Permits.

There are no material Permits necessary for the operation of, or to conduct, the Business.  To the Knowledge of Superfly or Seller, there is no proposed change in any applicable Law which would require Seller to obtain any Permits.  There are no required approvals of any Governmental Entity or any department thereof with respect to the products or services provided by the Business, or any preferred status, approval or other favorable determination of any Governmental Entity with respect to such products or services (the "Governmental Approvals").

Section 4.20.

Brokers Finders and Investment Bankers.

None of Superfly, Seller, officers, directors, stockholders or employees of Superfly or Seller or any Affiliate of Superfly or Seller has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

Section 4.21.

Taxes.

(a)

Superfly and Seller have filed (or will cause to be filed) all Tax Returns required to be filed by it for all Pre-Closing Tax Periods that will have been required to be filed and/or paid on or prior to the date of this Agreement.

(b)

Superfly and Seller has timely paid (or caused to be timely paid) all Taxes, and all interest and penalties due thereon, for all Pre-Closing Tax Periods that will have been required to be paid on or prior to the date of this Agreement. Superfly and Seller have complied with all applicable Laws relating to the payment and withholding of Taxes.

(c)

Superfly and Seller have established, in accordance with GAAP applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay all Tax Liabilities, assessments, interest and penalties which arise from or with respect to the Assets or the operation of the Business and are incurred in or attributable to the Pre-Closing Tax Period (or, with respect to a Tax period that commences before but ends after the date of this Agreement, to the portion of such period up to and including the date of this Agreement).  There are no taxable years for which Seller's Tax Returns are currently being audited by any taxing authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding.

(d)

Neither Superfly nor Seller or any of its predecessors is liable for any Taxes: (i) under any Contract (including any Tax sharing agreements), (ii) as a transferee or (iii) under Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation.

(e)

As of the date of this Agreement, neither Superfly nor Seller has agreed or been requested to make any adjustment under Code Section 481(a), by reason of a change in accounting method or otherwise.

(f)

Neither Superfly nor Seller is a foreign person within the meaning of Treasury Regulation Section 1.1445-2(b) promulgated under Code Section 1445.

(g)

Superfly and Seller have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(h)

No director or officer (or employee responsible for Tax matters) of Superfly or Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed.  No dispute or claim exists or has been threatened in writing relating to any Tax Liability of Superfly or Seller.

Section 4.22.

Ethical Practices.

Neither Superfly nor Seller nor any of their representatives has offered or given, and neither Superfly nor Seller has Knowledge of any Person that has offered or given on their behalf, anything of value to: (a) any official of a Governmental Entity, any political party or official thereof, or any candidate for political office; (b) any customer, payor or member of the government; or (c) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer, payor, member of the government or candidate for political office for any of the following purposes: (i) influencing any action or decision of such Person, in such Person's official capacity, including a decision to fail to perform such Person's official function; (ii) inducing such Person to use such Person's influence with any government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality to assist Seller in obtaining or retaining business for, or with, or directing business to, any Person; or (iii) where such payment would constitute a bribe, kickback or illegal or improper payment to assist any of Superfly or Seller in obtaining or retaining business for, or with, or directing business to, any Person.

Section 4.23.

Privacy Laws: FTC.

(a)

Except as set forth in Schedule 4.11, with respect to the Business, the Assets or the Assumed Liabilities, (i) neither Superfly nor Seller has been charged with, received written notice with respect to or been under investigation with respect to, a violation of any applicable Law governing privacy and the use of information, (ii) neither Superfly nor Seller is a party to or bound by any Order, and (iii) Superfly and Seller has filed all reports and required to be filed with the FTC with respect to the Business, and to the Knowledge of Seller, the Assets or Assumed Liabilities on or before the date hereof and all such reports are accurate and complete in all material respects and in material compliance with all applicable Laws governing privacy and the use of information.

(b)

The execution of this Agreement by Superfly and Seller will not violate the information-sharing terms of any Contract to which Superfly or Seller is a party.

Section 4.24.

Disclosure.

(a)

No representation, warranty or covenant made by Superfly or Seller in this Agreement, the Schedules or the Exhibits attached to this Agreement, or any of the Ancillary Documents contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

(b)

Prior to the execution of this Agreement, Superfly has delivered to Purchaser true and complete copies of the Assumed Contracts, documents evidencing any of the Intellectual Property, and all security agreements and other instruments, creating or imposing any security interest encumbrance or adverse claim on the Assets, and any other documents or instruments identified or referred to in this Agreement or the Schedules hereto.  Such delivery will not alone constitute adequate disclosure of those facts required to be disclosed on any Schedule to this Agreement, and notice of their contents (other than by express reference on a Schedule) will in no way limit Superfly's or Seller's other obligations or Purchaser's other rights under this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF LENCO AND PURCHASER

Lenco and Purchaser, jointly and severally, represent and warrant to Superfly and Seller as follows:

Section 5.1.

Organization.

Lenco is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 5.2.

Authorization.

Each of Lenco and Purchaser has full corporate power and authority to execute and deliver this Agreement and Ancillary Documents to be executed and delivered by it, to perform its obligations under this Agreement and the Ancillary Documents and to consummate the transactions contemplated by this Agreement and the Ancillary Documents.  The execution and delivery of this Agreement and the Ancillary Documents by each of Lenco and Purchaser, the performance by each of Lenco and Purchaser of its obligations under this Agreement and the Ancillary Documents, and the consummation of the transactions provided for in this Agreement and the Ancillary Documents have been duly and validly authorized by all necessary corporate action on the part of each of Lenco and Purchaser.  This Agreement and the Ancillary Documents have been duly executed and delivered by each of Lenco and Purchaser and constitute the valid and binding agreements of each of Lenco and Purchaser; enforceable against each of Lenco and Purchaser, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Section 5.3.

Absence of Restrictions and Conflicts.

The execution, delivery and performance of this Agreement and the Ancillary Documents, the consummation of the transactions contemplated by this, Agreement and the Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Ancillary Documents do not with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under, or otherwise require any action, approval, order, authorization, registration, declaration or filing with respect to: (a) any term or provision of the charter documents of Lenco or Purchaser; (b) any Contract to which Lenco or Purchaser is a party, (c) any Order to which Lenco or Purchaser is a party or by which Lenco or Purchaser or any of its properties is bound; or (d) any Permit, or Law applicable to Lenco or Purchaser, that in any case would be reasonably likely to prevent or materially delay the performance by Lenco or Purchaser of any of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby.

Section 5.4.

Capitalization; Rights to Acquire Stock.

(a)

The authorized capital stock of Lenco consists of 1 million shares of preferred stock and 250 million shares of common stock, of which 55,428,775 shares of common stock have been issued and are outstanding as of the date of this Agreement.  All of the outstanding shares of Lenco Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.  None of the outstanding shares of Lenco Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right.  Lenco is not under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding capital stock of Lenco or other securities.

(b)

There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Lenco; (ii) outstanding security, debenture, note, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Lenco; (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Lenco is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of the capital stock or other securities of Lenco.

Section 5.5.

Financial Statements.

Lenco has previously made available to Superfly and Seller true and complete copies of the audited financial statements of Lenco for the years ended December 31, 2007 and 2008 together with the related statements of operations, stockholders equity and cash flows for such period (collectively, the "Lenco Financial Statements").  The Lenco Financial Statements (including the notes thereto) present fairly in all material respects the financial position and results of operations and cash flows of Lenco at the date or for the period set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein).  The Lenco Financial Statements have been prepared from and in accordance with the books and records of Lenco.

Section 5.6.

No Undisclosed Assets or Liabilities.

Except as disclosed in the Lenco Financial Statements, Lenco does not have any Liabilities, and, to the Knowledge of Lenco, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in any Liability, including without limitation any liabilities for foreign, federal, state, local or other Taxes.

Section 5.7.

Brokers, Finders and Investment Bankers.

Neither Lenco, Purchaser, nor any of their officers, directors, employees or Affiliates, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS

Section 6.1.

Consents,

To the extent that third party consents relating to Assumed Contracts have not been obtained by Seller or Superfly as of the Closing, Seller shall, during the remaining term of such Assumed Contracts (the "Non-Assignable Contracts"), use its reasonable best efforts to (a) obtain the consent of the applicable third party, (b) make the benefit of such Non-Assignable Contracts available to Purchaser so long as Purchaser fully cooperates with Seller or Superfly and promptly reimburses Seller or Superfly for all out-of-pocket payments made by them (and otherwise approved by Purchaser) in connection therewith, and (c) enforce at the request of Purchaser and at the expense and for the account of Purchaser, any rights of Seller arising from such Non-Assignable Contracts against the other party or parties thereto (including the right to elect or terminate any such Non-Assignable Contracts in accordance with the terms thereof).  Seller and Superfly will not take any action or suffer any omission which would limit or restrict or terminate in any material respect the benefits to Purchaser of such Non-Assignable Contracts unless, in good faith and after consultation with and prior written notice to Purchaser, Seller or Superfly are in writing to do so by a Governmental Entity of competent jurisdiction or Seller is otherwise required to do so by Law; provided that if any such order is appealable, Seller or Superfly will, at Superfly's cost and expense, take such actions as are requested by Purchaser to file and pursue such appeal and to obtain a stay of such order.  With respect to any such Non-Assignable Contract as to which the necessary approval or consent for the assignment or transfer to Purchaser is obtained following the Closing, Seller shall transfer such Non-Assignable Contract to Purchaser by execution and delivery of an instrument of conveyance reasonably satisfactory to Purchaser, Seller and Superfly within three Business Days following receipt of such approval or consent.  Notwithstanding the foregoing, Seller shall not be indemnified to the extent of any losses which result from (a) Seller's or Superfly's failure to take any lawful action in accordance with Purchaser's reasonable instructions or (b) Seller's or Superfly's gross negligence or willful misconduct.

Section 6.2.

Public Announcements.

Subject to their respective legal obligations, Lenco, Purchaser, Seller and Superfly shall consult with one another regarding the timing and content of all announcements and public filings regarding any aspect of this Agreement or the transactions contemplated hereby to the financial community, Governmental Entities, employees, customers, payors or the general public and shall use their respective reasonable efforts to agree upon the text of any such announcement or filing prior to its release.  Except as required by applicable Law, neither Seller nor Superfly shall make any public announcement with respect to the transactions contemplated by this Agreement, or the existence of this Agreement, without the prior written consent of Lenco, and the Parties shall, to the extent practicable, coordinate with respect to any such announcement required by Law in accordance with the prior sentence.

Section 6.3.

Insurance.

If requested by Lenco, Seller and Superfly shall in good faith cooperate with Purchaser and take all actions reasonably requested by Purchaser that are necessary or desirable to permit Purchaser to have available to it following the Closing the benefits (whether direct or indirect) of the insurance policies maintained by or on behalf of Seller or Superfly with respect to the Business, the Assets or the Assumed Liabilities that are currently in force.

Section 6.4.

Non-Competition and Confidentiality.

(a)

In consideration of the premises contained herein and the consideration to be received hereunder, and in consideration of, and as an inducement to Purchaser to consummate the transactions contemplated by this Agreement, from the date of this Agreement until three (3) years after the date of this Agreement (the "Non-Compete Period"), Superfly and Seller shall not, and they shall not permit their Affiliates to, whether as an agent, consultant, advisor, representative, stockholder, member, manager, partner or joint venturer, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business anywhere in the world that is competitive with the Business or any product of the Business as such Business is conducted as of the date of this Agreement.  Superfly and Seller specifically agree that this covenant is an integral part of the inducement of Purchaser to enter into this Agreement, and absent this covenant Purchaser would not enter into this Agreement and that Purchaser shall be entitled to injunctive relief in addition to all other legal and equitable rights and remedies available to it in connection with any breach by such Person or its applicable Affiliates of any provision of this  and that, notwithstanding the foregoing, no right, power, or remedy conferred upon or reserved or exercised by Purchaser in this  is intended to be exclusive of any other right, power or remedy, each and every one of which (now or hereafter existing at law, in equity, by statute or otherwise) shall be cumulative and concurrent.

(b)

Nothing herein shall prohibit Superfly, Seller or their Affiliates from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, other than Lenco, so long as Superfly, Seller or their Affiliates has no active participation in the business of such corporation.

(c)

During the Non-Compete Period, Superfly and Seller shall not and shall not permit their Affiliates to, directly or indirectly through another Person: (i) induce or attempt to induce any employee of Lenco, Purchaser or any of their Affiliates to leave the employ of Lenco, Purchaser or any such Affiliate or in any way interfere with the relationship between Lenco, Purchaser or any such Affiliate, on the one hand, and any employee thereof, on the other hand; (ii) hire any person who was an employee of Lenco, Purchaser or any of their Affiliates until one (1) year after such individual's employment relationship with Lenco, Purchaser or such Affiliate has ended; or (iii) induce or attempt to induce any customer, supplier, distributor, vendor, licensee or other business relation of the Business to cease doing business with Lenco, Purchaser or their Affiliate, or in any way interfere with the relationship between any such customer, supplier, distributor, vendor, licensee or business relation, on the one hand, and Lenco, Purchaser or such Affiliate, on the other hand.

(d)

Superfly and Seller acknowledge and agree that they have received and will receive sufficient consideration and other benefits as provided hereunder to clearly justify the restrictions contained in this .  Superfly and Seller has carefully considered the nature and extent of the restrictions placed upon them by this Agreement, and hereby acknowledge and agree that the same are reasonable in time, scope and territory, do not confer a benefit upon Purchaser or any of its Affiliates disproportionate to the detriment of Superfly or Seller, are reasonable and necessary for the protection of Purchaser and its Affiliates and are an essential inducement to Purchaser to consummate the transactions contemplated by this Agreement.

(e)

If, at the time of enforcement of this , a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court or arbitrator, as applicable.

(f)

Superfly and Seller, on behalf of themselves and their Affiliates, covenant and agree that they will not seek to challenge the enforceability of the covenants contained in this , nor will they assert as a defense to any action seeking enforcement of the provisions contained in this  (including an action seeking injunctive relief) that such provisions are not enforceable due to lack of sufficient consideration received by Superfly or Seller.  The Parties hereto agree and acknowledge that money damages would not be an inadequate remedy for any breach of this .  Therefore, in the event of a breach or threatened breach by Superfly or Seller of this , Purchaser or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this  (without posting a bond or other security).

(g)

Both before and after the Closing, the Parties shall not use or disclose to any Person, nor shall they permit their Affiliates to use or disclose to any Person, except as required by applicable Law or Order (and in such situation, after giving Purchaser prior written notice of the.  proposed disclosure), any confidential or proprietary information of the other Party, for any reason or purpose whatsoever, and shall not make use of any of the confidential or proprietary information for their own purposes or for the benefit of any Person except the applicable Party or any of its Affiliates; provided, however, that the foregoing shall not apply to Purchaser or Lenco with respect to the Business following the Closing.

Section 6.5.

Lockup of Shares.

(a)

Until the first year anniversary of the date of this Agreement, neither Superfly nor Seller will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Lenco Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of Lenco Common Stock, whether any such aforementioned transaction is to be settled by delivery of shares of Lenco Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

(b)

From the first year anniversary of the date of this Agreement through the second year anniversary of the date of this Agreement, neither Superfly nor Seller will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, more than 2,500,000 shares of Lenco Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of more than 2,500,000 shares of Lenco Common Stock, whether any such aforementioned transaction is to be settled by delivery of shares of Lenco Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

(c)

In furtherance of the foregoing, Superfly and Seller authorize Lenco and its transfer agent and registrar to decline to make any transfer of shares of Lenco Common Stock if such transfer would constitute a violation or breach of this .

(d)

Superfly and Seller agree that the certificates representing Lenco Common Stock issued in connection with this Agreement may bear a restricted legend similar to the following:

THE TRANSFER, SALE, PLEDGE OR HYPOTHECATION OF THE SHARES COVERED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A LOCK UP AGREEMENT ENTERED INTO IN CONNECTION WITH AN ASSET PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THIS CERTIFICATE.  A COPY OF THE ASSET PURCHASE AGREEMENT CAN BE OBTAINED FROM THE ISSUER.

Section 6.6.

Audited Financial Statements.

As soon as practicable after the execution of this Agreement, Superfly shall provide to Lenco true, correct and complete copies of the audited balance sheets of the Business as of December 31 for each of the years ended December 31, 2007 and 2008, and the related statements of income and cash flows for the years then ended, along with the opinion of an independent registered public accounting firm, which firm shall be qualified under the Public Company Accounting Oversight Board to audit the records of companies that file reports with the SEC.

Section 6.7.

Lenco SEC Filings.

(a)

Within 60 days following the Closing, Lenco will file a registration statement on Form 10 (or other suitable form) with the SEC for the purpose of initiating voluntary public reporting under Section 12 of the Exchange Act.  The registration statement will include the Financial Statements and opinion of Superfly's independent registered public accounting firm.

(b)

Within 60 days following the Closing, Lenco will file an application to have the Lenco Common Stock, including the Shares, listed for trading on the NASDAQ Capital Market.

ARTICLE VII
TAX AND EMPLOYEE MATTERS

Section 7.1.

Tax Cooperation.

Purchaser, Seller and Superfly shall reasonably cooperate with each other in connection with the preparation or audit of any Tax Return(s) and any Tax Proceeding in respect of the Business, Assets and the Assumed Liabilities, which cooperation shall include, but not be limited to, making reasonably available documents and employees or representatives, if any, capable of providing information or testimony.

Section 7.2.

Transfer Taxes.

All Taxes incurred in connection with the transactions contemplated by this Agreement (collectively, "Transfer Taxes") shall be borne by Seller and Superfly. Purchaser, Seller and Superfly shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.  The Party that is required by applicable Law to make the filings, reports, or returns with respect to any applicable Transfer Taxes shall do so, and the other Party shall cooperate with respect thereto as necessary.

Section 7.3.

Employees.

(a)

Superfly and Seller shall be solely responsible and neither Lenco nor Purchaser shall have any obligation whatsoever for any compensation or other amounts payable to any employee (or former employee) of Superfly or Seller, including, without limitation, bonus, salary, accrued vacations, fringe, pension or profit sharing benefits, or severance pay payable to any employee (or former employee) of Superfly or Seller for any period relating to the service with Superfly or Seller at any time prior to the date of this Agreement and Superfly or Seller shall pay all such amounts to all entitled employees on or prior to the date of this Agreement.

(b)

Superfly and Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of employees (or former employees), agents or "leased" employees of Superfly or Seller which claims relate to events occurring prior to the date of this Agreement.  Superfly and Seller also shall remain solely responsible for all worker's compensation claims of any employees (or former employees), agents or "leased" employees of Superfly or Seller which relate to events occurring prior to the date of this Agreement.  Superfly or Seller shall pay, or cause to be paid, all such amounts to the appropriate Persons as and when due.

ARTICLE VIII
INDEMNIFICATION

Section 8.1.

Indemnification Obligations of Seller and Superfly.

Seller and Superfly hereby jointly and severally indemnify, defend and hold harmless Lenco, Purchaser and their respective Affiliates, each of their respective officers, directors, employees, stockholders, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") from, against and in respect of any and all claims, Liabilities, losses (whether or not involving a third party claim), costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of, relating to or in connection with any of the following:

(a)

any Liability of Seller or Superfly of any nature whatsoever, except the Assumed Liabilities;

(b)

events or circumstances occurring or existing with respect to the ownership, operation and maintenance of the Business, Assets and the Assumed Liabilities on or prior to the date of this Agreement;

(c)

the breach or inaccuracy of any representation or warranty made by Seller or Superfly in this Agreement or in any of the Ancillary Documents;

(d)

the breach of any covenant, agreement or undertaking made by Seller or Superfly in this Agreement or in any of the Ancillary Documents;

(e)

any fees, expenses or other payments incurred or owed by Superfly or Seller to any brokers, financial advisors or any other Persons retained or employed by Superfly or Seller in connection with the transactions contemplated by this Agreement or any of the Ancillary Documents;

(f)

non-compliance with any applicable bulk sales Laws;

(g)

any fraud, willful misconduct or bad faith of Superfly or Seller in connection with this Agreement or any of the Ancillary Documents; and

(h)

any Proceedings by the FTC, or by a third party in connection with the activities subject to such FTC Proceedings, related to Superfly; Seller, the Business or any of their respective officers, directors, stockholders, employees, agents or representatives for events or actions that have occurred in connection with the Business prior to the date of this Agreement (collectively, the "FTC Claims") and the extension of the FTC Claims to, or the initiation of Proceedings by the FTC or any third party against, Purchaser, Lenco, any of their Affiliates or any of their respective officers, directors, managers, stockholders, members, employees, agents or representatives, including, without limitation, attorneys' fees and expenses, related to the facts and circumstances that are the subject of the FTC Claims.

The claims, Liabilities, losses (including, without limitation, diminution in value of Assets or equity interests), costs, expenses (including reasonable attorneys' and accountants' and other professionals' fees and litigation expenses), penalties, fines, damages, shortages, assessments, Tax deficiencies and Taxes (including interest and penalties thereon) incurred in connection with the receipt of indemnification payments (including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under this , whether or not foreseeable, of Purchaser Indemnified Parties described in this  as to which Purchaser Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as the "Purchaser Losses."

Section 8.2.

Indemnification Obligations of Purchaser.

Purchaser will indemnify and hold harmless Seller and Superfly and their officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from, against and in respect of any and all claims, Liabilities, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to any of the following:

(a)

the Assumed Liabilities;

(b)

the breach or inaccuracy of any representation or warranty made by Purchaser in this Agreement or in any of the Ancillary Documents;

(c)

the breach of any covenant, agreement or undertaking made by Purchaser in this Agreement or in any of the Ancillary Documents;

(d)

any fees, expenses or other payments incurred or owed by Purchaser to any brokers, financial advisors or other Persons retained or employed by Lenco or Purchaser in connection with the transactions contemplated by this Agreement or any of the Ancillary Documents; or

(e)

any fraud, willful misconduct or bad faith of Purchaser in connection with this Agreement or any of the Ancillary Documents.

The claims, Liabilities, losses, costs, expenses (including reasonable attorneys' and accountants' and other professionals' fees and litigation expenses), penalties, fines, damages, shortages, assessments, Tax deficiencies and Taxes (including interest and penalties thereon) incurred in connection with the receipt of indemnification payments (including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under this , whether or not foreseeable, of the Seller Indemnified Parties described in this  as to which the Seller Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as the "Seller Losses."

Section 8.3.

Indemnification Procedure.

(a)

Promptly after receipt by a Purchaser Indemnified Party or a Seller Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party (including any Governmental Entity) of any complaint or the commencement of any Proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other Party for any Purchaser Losses or Seller Losses, as the case may be, such Indemnified Party shall notify Purchaser, Superfly or Seller, as the case may be (the "Indemnifying Party"), promptly following the Indemnified Party's receipt of such complaint or of notice of the commencement of such Proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim.  The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within 10 days thereafter assuming full responsibility for any Purchaser Losses or Seller Losses, as the case may be, resulting from such Proceeding, to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel.  If, however, the Indemnifying Party declines or fails to assume the defense of the Proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 10 day period, then such Indemnified Party may employ counsel to represent or defend it in any such Proceeding and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred; provided, however; that the Indemnifying Party will not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single Proceeding.  In any Proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such party's own expense.  The Indemnifying Party or the Indemnified Party, as the case may be, will at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

(b)

No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to  or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim.  An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim, (ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (iii) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of its Affiliates.

(c)

In the event any Indemnified Party should have a claim for indemnity against any Indemnifying Party that does not involve a third party claim, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party.  Such notice shall specify the basis for such claim.  The failure by any Indemnified party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this , it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty under .  If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this , or the amount thereof, the claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this , and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined.  If the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, as promptly as possible, the Indemnifying Party and the Indemnified Party will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days of the final determination of the merits and amount of such claim, the Indemnifying Party will pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

(d)

Notwithstanding the foregoing provisions or any other provision in this Agreement to the contrary, in connection with any Proceedings subject to , Purchaser Indemnified Parties shall be entitled to, at its option: (i) approve the Indemnifying Party's choice of counsel to Purchaser Indemnified Parties satisfaction in their sole discretion; or (ii) assume the defense of such Proceedings, including the retention of counsel satisfactory to Purchaser Indemnified Parties in their sole discretion, the cost of which (including fees, expenses and disbursements) shall be borne by the Indemnifying Party as provided in .

Section 8.4.

Claims Period.

For purposes of this Agreement, a "Claims Period" shall be the period during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party.  The Claims Periods under this Agreement shall begin on the date hereof and terminate as follows:

(a)

The covenants and agreements of Purchaser, Seller and Superfly, as applicable, shall survive in accordance with their terms and unless otherwise specified therein, shall survive indefinitely.  All representations and warranties of Purchaser, Seller and Superfly, as applicable, and all claims or Proceedings with respect thereto, shall survive for a period of one year after the date of this Agreement, except that the representation and warranties of Seller and Superfly set forth in  (Authorization; Enforceability; Ownership),  (Environmental),  (Employee Matters) and  (Taxes) shall survive the Closing until the expiration of the applicable statute of limitations.

(b)

Notwithstanding the foregoing, if, prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.  Seller's and Superfly's indemnification obligations under this  include, without limitation, the obligation to pay and reimburse Purchaser for all Purchaser Losses, whether or not arising due to third party claims.

Section 8.5.

Reliance

Each Party hereto shall be entitled to rely upon, and shall be deemed to have relied upon, all, representations, warranties and covenants of each other Party set forth in this Agreement which have been or are made in favor of such Party, and the rights of Purchaser under this  shall not be affected, notwithstanding (a) the making of this Agreement, (b) any investigation or examination conducted with respect to, or any Knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant, agreement, undertaking or obligation made by or on behalf of the Parties hereto or (c) the Closing hereunder.

Section 8.6.

Payment of Claims; Right of Set-off.

Purchaser shall have the right (but not the obligation) to reduce any amount owed by Lenco or Purchaser to Seller or Superfly under this Agreement, any Ancillary Documents or otherwise by (a) any amount owed by a Seller or Superfly to Purchaser under this Agreement, any Ancillary Documents or otherwise, and (b) any Purchaser Losses incurred as a result of the indemnification events set forth in .  In the event that Purchaser elects to exercise a right of set-off under this , Purchaser shall deliver a written notice to Seller or Superfly specifying the amount thereof.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1.

Notices.

All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the Party making the same, will specify the Section under this Agreement pursuant to which it is given or being made, and will be delivered personally or by facsimile or other electronic transmission or sent by registered or certified mail (return receipt requested) or by next day courier (with evidence of delivery and postage and other fees prepaid) as follows:

To Seller or Superfly:

Superfly Advertising, Inc.

420 Lexington Avenue; Suite 450

New York, New York 10170

Attn: Richard Berman

Facsimile: 212.355.1297

                                       Email: richardberman@gmail.com

To Lenco or Purchaser:

Lenco Mobile, Inc.

10409 Strathmore Drive

Santee, California 92071

Attn:

Michael Levinsohn, CEO

Facsimile: 619.568.3148

E-mail:

michael.levinsohn@lencomobile.com

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, California 92130

Attn: James A. Mercer, III, Esq.

Facsimile: 858.523.6705

Email: jmercer@sheppardmullin.com

or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing.  Any notice which is delivered personally or by facsimile or other electronic transmission in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party or its agent.  Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the Party to which it is addressed at the close of business, local time of the recipient, on the fourth Business Day after the day it is so placed in the mail (or on the first Business Day after placed in the mail if sent by overnight courier) or, if earlier, the time of actual receipt.

Section 9.2.

Assignment: Successors in Interest.

No assignment or transfer by any Party of its rights and obligations under this Agreement will be made or shall be valid except with the prior written consent of the other Parties; provided, however, that Purchaser may assign any or all of its rights, obligations and interests hereunder without any such written consent to any Affiliate of Purchaser.  This Agreement will be binding upon and will inure to the benefit of the Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign.

Section 9.3.

Controlling Law; Amendment

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.

Section 9.4.

Consent to Jurisdiction Etc.

Except as otherwise expressly provided in this Agreement, the Parties hereto agree that any dispute or claim arising out of or relating to this Agreement, any of the transactions contemplated hereby, or the enforcement of any provision of this Agreement, and any action seeking provisional remedies, shall be brought or otherwise commenced only in state or federal court located in the County of San Diego, State of California, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any Proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  The Parties agree that, after a legal dispute is before a court as specified in this , and during the pendency of such dispute before such court, all actions, suits, or proceedings with respect to such dispute or any other dispute, including without limitation, any counterclaim, cross-claim or interpleader, shall be subject to the jurisdiction of such court.  Each Party hereto agrees that a final judgment in any action, suit or proceeding described in this  after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

Section 9.5.

Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

Section 9.6.

Counterparts; Electronic Signatures.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  Facsimile, PDF or other electronic signatures to this Agreement shall have the same effect as original signatures.

Section 9.7.

Enforcement of Certain Rights.

Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.

Section 9.8.

Waiver.

Any agreement on the part of a Party to any extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed on behalf of such Party.  A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty.  A waiver by a Party of a condition to Closing will not be considered as a waiver of any rights to indemnification that may be claimed by such Party with respect to the matters relating to such waived condition.  A waiver by any Party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

Section 9.9.

Integration.

This Agreement and the documents executed pursuant to this Agreement supersede all negotiations, agreements and understandings (both written and oral) among the Parties with respect to the subject matter of this Agreement, including, without limitation, the term sheet dated February 10, 2009 by and between Lenco and Superfly.

Section 9.10.

Cooperation Following the Closing.

Following the Closing, each of the Parties shall deliver to the others such further information and documents and shall execute and deliver to the others such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement.

Section 9.11.

Transaction Costs.

Except as provided above or as otherwise expressly provided herein, (a) Purchaser will pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees, costs and expenses of its financial advisors, accountants and counsel, and (b) Superfly will pay the fees, costs and expenses of Seller and Superfly incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees, costs and expenses of its financial advisors, accountants and counsel, and the costs of the audit of the Business.

Section 9.12.

Interpretation; Construction.

(a)

The term "Agreement" means this agreement together with all Schedules, Annexes and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa.  The use in this Agreement of the term "including" means "including, without limitation."  The words "herein," "hereof," "hereunder," "hereby," "hereto," "hereinafter" and other words of similar import refer to this Agreement as a whole, including the Schedules, Annexes and Exhibits, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement.  All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the Schedules, Annexes and Exhibits attached to this Agreement, except where otherwise stated.  The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.  The Schedules and Exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

(b)

The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(c)

Each of Seller and Superfly hereby acknowledges and agrees that (i) it has had the opportunity to consult with its own counsel with respect to the subject matter of this Agreement, and has read and understands all of the provisions of this Agreement (including the Schedules and Exhibits to this Agreement), and (ii) any assistance provided by Purchaser or Purchaser's counsel with respect to the preparation of the Schedules and Exhibits to this Agreement shall, unconditionally, not be construed as knowledge of any of the matters set forth therein.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

Superfly Advertising, Inc., a Delaware corporation By: /s/ Richard J. Berman Name: Richard J. Berman Title: Chairman of the Board

Superfly Advertising, Inc., an Indiana corporation By: /s/ Richard J. Berman Name: Richard J. Berman Title: Chief Executive Officer

Lenco Mobile, Inc., a Delaware corporation By: /s/ Michael Levinsohn Name: Michael Levinsohn Title: President and Chief Executive Officer

Lenco USA, Inc., a Nevada corporation By:/s/ Michael Levinsohn Name: Michael Levinsohn Title: President and Chief Executive Officer

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